                             SPECIAL BUSINESS PROVISIONS

                                       between

                                 THE BOEING COMPANY

                                         and

                                      PATS, INC.





                                    6-5754-02-063

                             SPECIAL BUSINESS PROVISIONS
                                  TABLE OF CONTENTS

MANDATORY SECTIONS FIXED QTY OR REQUIREMENTS
--------------------------------------------
Section                                 Item
-------                                 ----
1.0                                     DEFINITIONS

2.0                                     PURCHASE ORDER NOTE

3.0                                     PRICES

3.1                                     Product Pricing

3.2                                     Manufacturing Configuration Baseline

3.3                                     Packaging

4.0                                     GOVERNING QUALITY

                                        ASSURANCE REQUIREMENT

5.0                                     APPLICABLE LAW/JURISDICTION

6.0                                     PRODUCT ASSURANCE

7.0                                     PAYMENT

7.1                                     Recurring Cost

7.2                                     Non-Recurring Cost

9.0                                     NOTICES

9.1                                     Addresses
--------------------------------------------------------------------------------

REQUIREMENTS SECTIONS
10.0                                    OBLIGATION TO PURCHASE AND SELL

11.0                                    COST AND FINANCIAL PERFORMANCE
                                        VISIBILITY

12.0                                    CHANGES

12.1                                    Changes to the Statement of Work

12.2                                    Computation of Equitable Adjustment

12.3                                    Obsolescence

12.4                                    Change Absorption

12.5                                    Planning Schedule

12.6                                    Value Engineering

13.0                                    SPARES AND OTHER PRICING

13.1                                    Spares

13.2                                    Short Flow Production Requirements

                                  TABLE OF CONTENTS

Section                                 Item
-------                                 ----

13.4                                    Pricing of Boeing's Supporting
                                        Requirements

13.5                                    Pricing of Requirements for
                                        Modification or Retrofit

13.6                                    Similar to Pricing

14.0                                    STATUS REPORTS/REVIEWS

15.0                                    FOREIGN PROCUREMENT REPORT

17.0                                    ASSIGNMENT

19.1                                    Technical Work Product

19.2                                    Inventions and Patents

19.3                                    Works of Authorship and Copyrights

19.4                                    Pre-Existing Inventions and
                                        Works of Authorship
--------------------------------------------------------------------------------
SCD REQUIREMENTS CONTRACT

20.0                                    ADMINISTRATIVE AGREEMENT

21.0                                    GUARANTEED WEIGHT REQUIREMENTS

22.0                                    SUPPLIER DATA REQUIREMENTS

23.0                                    DEFERRED PAYMENT TERMS

24.0                                    SOFTWARE PROPRIETARY
                                        INFORMATION RIGHTS

Attachment 1                            Work Statement and Pricing

Attachment 2                            Foreign Procurement Report

Attachment 3                            Rates and Factors

Attachment 4                            Boeing AOG Coverage

Attachment 5                            Boeing AOG/Critical

                                        Shipping Notification

ATTACHMENT 6                            SUPPLIER DATA REQUIREMENTS LIST
                                        CUSTOMER SUPPORT

ATTACHMENT 7                            SUPPLIER DATA REQUIREMENTS LIST
                                        ENGINEERING

                                      AMENDMENTS

AMEND
NUMBER                DESCRIPTION               DATE                  APPROVAL
-------               -----------               ----                  --------

                             SPECIAL BUSINESS PROVISIONS


THESE SPECIAL BUSINESS PROVISIONS are entered into as of January 15, 1998 by and between PATS, INC., a Maryland corporation with its principal office in Columbia, Maryland ("Seller"), and The Boeing Company, a Delaware corporation with an office in Seattle, Washington acting by and through its division the Boeing Commercial Airplane Group ("Boeing").

                                       RECITALS

A. Boeing and Seller entered into a General Terms Agreement GTA #5-5754-02-063 dated January 15, 1998 (the "Agreement") which is incorporated herein and made a part hereof by this reference, for the sale by Seller and purchase by Boeing of Products.

B. Boeing and Seller desire to include these Special Business Provisions ("SBP") relating to the sale by Seller and purchase by Boeing of Products.

Now, therefore, in consideration of the mutual covenants set forth herein, the parties agree as follows:

       A.   Boeing produces commercial airplanes.

       B. Seller desires to design, manufacture, install, test and certify auxiliary fuel tank systems for 737-700 BBJ Aircraft, and Seller wishes to utilize Buyer's proprietary technical requirements documents and other Buyer proprietary technical information and data for that purpose.

       C. Seller further desires to sell auxiliary fuel tank systems to Buyer and install such systems on 737-700 BBJ Aircraft as directed by Buyer.

       D. Buyer is willing to disclose its proprietary technical requirements documents and other of its proprietary information, data and documents to Seller and is prepared to monitor (and, at Buyer's discretion, assist with) Seller's design, installation, testing and certification of auxiliary fuel tank systems for 737-700 BBJ Aircraft; all on the condition that Seller will keep such proprietary documents, information and data confidential and not use such documents, information or data in any way in connection with the sale of such systems to any customer other than Buyer.

       E. Buyer and Seller wish to enter into an agreement establishing a framework for facilitating (1) the design, manufacture, testing and certification of auxiliary fuel tank systems by Seller, (2) the sale of such systems by Seller to Buyer, and (3) the installation of such systems, when purchased by Buyer, on aircraft owned by Buyer's customers; all in accordance with individual purchase orders which will subsequently be issued by Buyer and accepted by Seller.

1.0    DEFINITIONS
       The General Terms Agreement and Product Support and Assurance Agreement is incorporated herein and made a part hereof by reference, for the sale by Seller and purchase by Buyer of Products. The definitions used herein shall be the same as used in the General Terms Agreement Section 1.0.

2.0    PURCHASE ORDER NOTE
       The following note shall be contained in any Order to which these SBP and GTA are applicable:

       This Order is subject to and incorporates by this reference
       SBP#________ and GTA #6-5754-02-033 between The Boeing Company and PATS, Inc. dated February 17, 1998.

       Each Order bearing such note shall be governed by and be deemed to include the provisions of these SBP.

3.0    PRICES

3.1    PRODUCT PRICING
       TO BE USED FOR FIXED QUANTITY (120 SHIPSETS) BUYS.

       REQUIREMENT W/ ABNORMAL ESCALATION - TO BE USED FOR REQUIREMENTS (PERIOD OF PERFORMANCE) BUYS

       The prices and applicable period of performance of Products scheduled for delivery under this SBP are set forth in Attachment 1. Prices are in United States dollars, F.O.B. SELLER'S PLANT. Said prices shall be subject to escalation as set forth in Attachment 1.

3.1.1  OPTION PRICING
       Seller irrevocably grants to Boeing the option to purchase any quantity of additional Products on the terms and conditions set forth in this SBP at the prices set forth herein, increased or decreased by any equitable adjustments provided herein.

3.1.2  EXERCISE OF OPTION
       Boeing may exercise such option by written notice to Seller at any time prior to the last delivery of the Product(s) to Boeing; provided however, that such option must be exercised in sufficient time to permit Seller to support Boeing's required deliveries. Seller agrees to provide Boeing with written notice at least sixty (60) days prior to the date when, in Seller's opinion, the option must be exercised. Boeing may extend the option exercise date by purchasing long lead materials, or authorizing Seller to purchase such materials on terms acceptable to Boeing, if such purchase would have the effect of extending the date for assuring production continuity.

       Boeing reserves the right to (a) not exercise the option and commence new negotiations with Seller for additional quantities of Products; or
       (b) purchase such additional quantities of Products from third parties. The purchase of such additional quantities of Products from third parties shall not abrogate any of Seller's obligations to Boeing pursuant to the Agreement.

3.2    MANUFACTURING CONFIGURATION BASELINE
       Unit pricing for each Product or part number shown in Attachment 1 is based on the latest revisions of the engineering drawings or specifications at the time of the signing of this SBP.

4.0    GOVERNING QUALITY ASSURANCE REQUIREMENT
       Pick the appropriate governing document for applicable procurement package.

       All work performed under this SBP shall be in accordance with the following document which is incorporated herein and made a part hereof by this reference:

       a) Document D1-8000A, "Quality Control Requirements for Boeing Suppliers," as amended from time to time.

                                          OR

       b) All work performed under this SBP shall be in accordance with the applicable drawings and specifications and Seller's existing quality assurance system in place at the time the Product(s) are manufactured.

5.0    APPLICABLE LAW JURISDICTION
       Each Order, including all matters of construction, validity and performance, shall in all respects be governed by, and construed and enforced in accordance only with the law of the State of Washington as applicable to contracts entered into and to be performed wholly within such State, between citizens of such State, without reference to any rules governing conflicts of law. Seller and Buyer hereby irrevocably consents to and submits to the jurisdiction of the applicable courts of Washington and the federal courts therein for the purpose of any suit, action or other judicial proceeding arising out of or connected with any Order or the performance or subject matter thereof. Seller hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Seller is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

6.0    PRODUCT ASSURANCE

6.1    GOVERNING DOCUMENT
       Seller acknowledges that Boeing and Customers must be able to rely on each Product performing as specified and that Seller will provide all required support. Accordingly, the following provisions and document(s) are incorporated herein and made a part hereof:

       Seller warrants to Boeing and Customers that Products shall: (a) conform in all respects to all the requirements of the Order; (b) be free from all defects in materials and workmanship; and (c) to the extent not manufactured pursuant to detailed designs furnished by Boeing, be free from all defects in design and be fit for the intended purposes.

SCD CONTRACTS
REPAIRABLE

6.2       PRODUCT SUPPORT AGREEMENT-SUPPLIER DESIGNED EQUIPMENT."DOCUMENT
          NO. D6-51880.
          Boeing may choose initially not to extend the Seller's full warranty of Product to Customers. This action shall in no way relieve
          Seller of any obligation set forth in the warranty documents listed above. Boeing at its sole option may extend Seller's full warranty of Product to its Customers at any time. Furthermore, Seller agrees to provide support to the Product as long as any model Aircraft using or supported by the Product remains in service.

7.0       PAYMENT

7.1       RECURRING PRICE
          Unless otherwise provided under the applicable Order (see Attachment Number -7-), Payment shall be net thirty (30) calendar days.
          Payment due dates, including discount periods, shall be computed from
          (a) the date of receipt of the Product, (b) the date of receipt of a correct invoice or (c) the scheduled delivery date of such Product, whichever is last. Any discount shall be taken on the full amount of the invoice. All payments are subject to adjustment for shortages, credits and rejections.

7.2       NON-RECURRING PRICE/SPECIAL CHARGES
          Unless otherwise provided in the applicable Order, any non-recurring price payable by Boeing under Attachment 1 shall be paid within the term discount period or thirty (30) calendar days (whichever is later) after receipt by Boeing of both acceptable Products and a correct invoice.

9.0       NOTICES

9.1       ADDRESSES
          Notices and other communications shall be given in writing by personal delivery, United States mail, telex, teletype, telegram, facsimile, cable or electronic transmission addressed to the respective party as follows:

          To Boeing:          Attention: Peter M. Castner:  M/S 38-EW
                              BOEING COMMERCIAL AIRPLANE GROUP
                              MATERIEL DIVISION
                              P.O. Box 3707
                              Seattle, Washington 98124-2207
                              (425) 266-0755

          To Seller:          Mr. George Toly
                              PATS, Inc.
                              9570 Berger Road
                              Colombia, MD 21046-1569

                       THE FOLLOWING SECTIONS TO BE USED IN ALL
                  REQUIREMENTS/PERIOD OF PERFORMANCE TYPE CONTRACTS

10.0      OBLIGATION TO PURCHASE AND SELL

          TO BE USED IN REQUIREMENTS CONTRACT WITH MULTIPLE RELEASES

          Boeing and Seller agree that in consideration of the prices set forth under Attachment 1, Boeing shall issue Orders for Products from time to time to Seller for Boeing's requirements. Such Products shall be shipped at any scheduled rate of delivery, as determined by Boeing, and Seller shall sell to Boeing. Boeing's requirements of such Products, provided that, without limitation on Boeing's right to determine its requirements, Boeing shall not be obligated to issue any Orders for any given Product if:

          A.   Any of Boeing's customers specify an alternate product;

          B. Such Product is, in Boeing's reasonable judgment, not technologically competitive at any time, for reasons including but not limited to the availability of significant changes in technology, design, materials, specifications, or manufacturing processes which result in a reduced price or weight or improved appearance, functionality, maintainability or reliability;

          C. Boeing gives reasonable notice to Seller of a change in any of Boeing's aircraft which will result in Boeing no longer requiring such Product for such aircraft;

          D. Seller has materially defaulted in any of its obligations under any Order, whether or not Boeing has issued a notice of default to Seller pursuant to GTA Section 13.0; or,

          E. Boeing reasonably determines that Seller cannot support Boeing's requirements for Products in the amounts and within the delivery schedules Boeing requires.

11.0 COST AND FINANCIAL PERFORMANCE VISIBILITY - FOR BUYER DIRECTED CHANGES Seller shall provide all necessary cost support data, source documents for direct and indirect costs, and assistance at the Seller's facility for cost performance reviews performed by Boeing pursuant to any Change Order.

12.0      CHANGES

12.1      CHANGES TO THE STATEMENT OF WORK
          Boeing may direct Seller within the scope of the applicable Order and in accordance with the provisions of GTA Section 11 to increase or decrease the work to be performed by the Seller in the manufacture of any Product.

12.2      COMPUTATION OF EQUITABLE ADJUSTMENT (OPTIONAL)
          The Rates and Factors set forth in Attachment 3, which by this reference is incorporated herein, shall be used to determine the equitable adjustment, if any, (including equitable adjustments, if any, in the prices of Products to be incorporated in Derivative Aircraft),to be paid by Boeing pursuant to SBP Section 12.1 and GTA
          Section 11 for each individual change.

OBSOLESCENCE DOLLAR VALUE TO BE DETERMINED-DEFAULT VALUE $2,500

12.3      OBSOLESCENCE
          Claims for obsolete or surplus material and work-in-process created by change orders issued pursuant to this Section shall be subject to the procedures set forth in GTA Section 11, except that Seller may not submit a claim for obsolete or surplus material resulting from an individual change order that has a total claim value of Twelve Hundred and fifty dollars ($1,250) or less. Payment for obsolete or surplus materials shall be made by check deposited as first class mail to the address designated by Seller in SBP Section 9. Payment will be made on the tenth (10th) day of the month following the month of the obsolescence claim settlement.

12.4      CHANGE ABSORPTION (OPTIONAL)

12.4.1    PRIOR TO 100% ENGINEERING RELEASE (DRAWING REVISION LEVEL NEW)

12.4.1.1
          GENERALLY
          Notwithstanding the provisions of GTA Section 10.0 and SBP Section 12.1, no equitable adjustment in the prices or schedules of any Order shall be made for any change initiated by Boeing made prior to the date on which all engineering drawings that change the technical requirements, descriptions, specifications, statement of work, drawing or designs ("Technical Change(s)") have been released by Boeing ("100% Engineering Release") provided, that an equitable adjustment shall be made for:

          a. Any Technical Change which is a change BETWEEN raw material classifications such as a change from aluminum to steel or titanium to plastic. Not included as a Technical Change for purposes of this Section are changes WITHIN a raw material classification such as a change from 7050 Aluminum to 7075 Aluminum;

          b. Any Technical Change which adds or deletes a process specification including but not limited to chem milling, chrome plating, anodizing, painting, priming and heat treating.

12.4.1.2
          CLAIMS
          Claims for equitable adjustment for Technical Changes shall be submitted in writing within thirty (30) days after 100% Engineering Release.

12.4.2
          SUBSEQUENT TO 100% ENGINEERING RELEASE

12.4.2.1
          GENERALLY
          Notwithstanding the provisions of GTA Section 10.0 and SBP Section 12.1, no equitable adjustment shall be made to the recurring or non-recurring prices after the date of 100% Engineering Release for any change initiated by Boeing unless the value of such change (debit or credit) is greater than or equal to two percent (2%) of the then current unit price for the Product (recurring) or is greater than or equal to two percent (2%) of the total then current nonrecurring price as set forth in Attachment 1. For purposes of this Section, the then current unit price or total nonrecurring price shall be the price identified in Attachment 1 plus any and all price adjustments agreed to previously by the parties.

12.4.2.2
          CLAIMS
          Claims shall be made individually for each Product and for each change. Each claim shall be considered separately for application of the two percent (2%) threshold. Changes may not be combined for the purposes of exceeding the two percent (2%) threshold set forth herein.

12.6.1    SUBMISSION OF PROPOSAL
          Proposals shall be submitted to Boeing's Material Representative. Boeing shall not be liable for any delay in acting upon a proposal. Boeing's decision to accept or reject any proposal shall be final. If there is a delay and the net result in savings no longer justifies the investment, Seller will not be obligated to proceed with the change. Seller has the right to withdraw, in whole or in part, any proposal not accepted by Boeing within the time period specified in the proposal. Seller shall submit, as a minimum, the following information with the proposal:

          a. description of the difference between the existing requirement and the proposed change, and the comparative advantages and disadvantages of each;

          b. the specific requirements which must be changed if the proposal is adopted;

          c.   the cost savings and Seller's implementation costs;

          d. Each proposal shall include the need dates for engineering release and the time by which a proposal must be approved so as to obtain the maximum cost reduction.

12.6.2    ACCEPTANCE AND COST SHARING
          Boeing may accept, in whole or in part, any proposal by issuing a change order. Until such change has been issued, Seller shall remain obligated to perform in accordance with the terms and requirements of the original Order as written. Boeing and Seller shall share the savings as follows:

               (50%) savings to Boeing;
               (50%) savings to Seller.

          Seller shall include with each proposal verifiable cost records and other data as required by Boeing for proposal review and analysis.

          Each party shall be responsible for its own implementation costs, including but not limited to non-recurring costs.

12.6.3    COST SAVINGS COMPUTATION
          A change order shall be issued by Boeing and the unit price shall be reduced in an amount equal to the savings portion attributable to Boeing as set forth above. The applicable unit price as set forth in Attachment 1 Statement of Work shall be amended to reflect such change.


          EXAMPLE:
          -------
          Current Price:           $600.00
          Proposed Cost Savings:   $100.00/unit
          Boeing's Percentage:       50.0%
          Seller's Percentage:       50.0%



          STEP BY STEP COMPUTATION:
          1. $100.00 unit savings x 50.0% Boeing's percentage of savings = $50.00 Boeing savings.

          2. $100.00 unit savings x 50.0% Seller's percentage of savings = $50.00 Seller savings.

          3.   Net affect to the unit cost = $50.00

               New Unit Price For Units = $550.00

12.6.4    WEIGHT REDUCTION PROPOSALS
          Seller is encouraged to submit proposals to Boeing that reduce the Product's weight without impairing any essential functions or characteristics of the Product.

          Seller shall submit such proposals in accordance with SBP Section
          12.6.1 above. The amount of any costs or savings that result from a weight reduction proposal shall be agreed by Boeing and Seller. Seller shall include with each proposal verifiable cost records and other data as required by Boeing for proposal review and analysis.

          Boeing may accept in whole or in part, any such proposal by issuing a change order to the applicable Order.

13.0      SPARES AND OTHER PRICING

13.1      SPARES

          For purposes of this Section, the following definitions shall apply:

          A. AIRCRAFT ON GROUND (AOG) - means the highest Spares priority. Seller will expend best efforts to provide the earliest possible delivery of any Spare designated AOG by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date and time of any such AOG Spare within two (2) hours of receipt of an AOG Spare request.

          B. CRITICAL - means an imminent AOG work stoppage. Seller will expend best efforts to provide the earliest possible delivery of any Spare designated Critical by Boeing. Such effort includes but is not limited to working two (2) shifts a day, five (5) days a week and use of premium transportation. Seller shall specify the delivery date and time of any such Critical Spare within the same working day of receipt of a Critical Spare request.

          C. EXPEDITE (CLASS I) - means a Spare required in less than Seller's normal leadtime. Seller will expend best efforts to meet the requested delivery date. Such effort includes but is not limited to working overtime and use of premium transportation.

          D. ROUTINE (CLASS III) - means a Spare required in Seller's normal leadtime.

          E. POA REQUIREMENT (POA) - means any detail component needed to replace a component on an End Item Assembly currently in Boeing's assembly line process. Seller shall expend best efforts feasible to provide the earliest possible delivery of any Spare designated as POA by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date and time of any such POA within two (2) hours of an AOG Spare request.

          F. IN-PRODUCTION - means any Spare with a designation of AOG, Critical, Expedite, Routine, POA or End Item Assembly which is in the current engineering configuration for the Product and is used on a model aircraft currently being manufactured by Boeing.

          G. NON-PRODUCTION REQUIREMENTS - means any Spare with a designation of AOG, Critical, Expedite and Routine requirements which is used on model aircraft no longer being manufactured by Boeing (Post Production) or is in a non-current engineering configuration for the Product (Out of Production).

          H.   BOEING PROPRIETARY SPARE - means any Spare which is manufactured
               (i) by Boeing, or (ii) to Boeing's detailed designs with Boeing's authorization or (iii) in whole or in part using Boeing's Proprietary Materials.

13.1.1    SPARES SUPPORT
          Seller shall provide Boeing with a written Spares support process describing Seller's plan for supporting AOG and Critical commitments and manufacturing support. The process must provide Boeing with the name and number of a twenty-four (24) hour contact for coordination of AOG and Critical requirements. Such contact shall be equivalent to the coverage provided by Boeing to its Customers as outlined in Attachment 4 "Boeing AOG Coverage" which is incorporated herein and made a part hereof by this reference.

          Seller shall notify Boeing as soon as possible via fax, telecon, or as otherwise agreed to by the parties of each AOG and Critical requirement shipment using the form identified in Attachment 5 "Boeing AOG and Critical Shipping Notification". Such notification shall include time and date shipped, quantity shipped, Order, pack slip, method of transportation and air bill if applicable. Seller shall also notify Boeing immediately upon the discovery of any delays in shipment of any requirement and identify the earliest revised shipment possible.

13.1.2    RECLASSIFICATION OR RE-EXERCISES
          Boeing may on occasion, instruct Seller to re-prioritize or reclassify an existing requirement in order to improve or otherwise change the established shipping schedule. Seller shall expend the effort required to meet the revised requirement as set forth above in the definitions of the requirements. Seller's commitment of a delivery schedule shall be given in accordance with that set forth above for the applicable classification but in no case shall it exceed twenty-four (24) hours from notification by Boeing.

13.1.3    SPARE PRICING
          Pricing for SCD Spare(s), end item and details, shall be as set forth in the applicable Spares pricing catalog in effect at the time the Spare(s) are ordered. Said pricing shall be fair and reasonable.

          The price for Boeing Proprietary Spare(s), end item and details, shall be the price for the Products as listed in Attachment 1, in effect at the time the Spare(s) are ordered. POA parts shall be priced so that the sum of the prices for all POA parts of an End Item Assembly equals the applicable recurring portion of the End Item Assembly.

13.1.4 SPECIAL HANDLING
       The price for all effort associated with the handling and delivery of Spare(s) is deemed to be included in the price for such Spare(s). Provided, that if Boeing directs delivery of Spares to an F.O.B. point other than Seller's plant, Boeing shall reimburse Seller for shipping charges, including insurance, paid by Seller from the plant to the designated F.O.B. point. Such charges shall be shown separately on all invoices.

13.2   SHORT FLOW PRODUCTION REQUIREMENTS
       Boeing shall pay no expedite charges for production requirements released less than Seller's current ROLT. Seller agrees to support Boeing's short flow requirements with its best effort.

14.0   STATUS REPORTS/REVIEWS
       When requested by Boeing, Seller shall update and submit, as a minimum, monthly status reports on data requested by Boeing using a method mutually agreed upon by Boeing and Seller.

       When requested by Boeing, Seller shall provide to Boeing a manufacturing milestone chart identifying the major purchasing, planning and manufacturing operations for the applicable Product(s).

       Upon request by Boeing, a program review may be held between the parties. The location of such review shall be mutually agreed to by the parties. The purpose of the review is to improve communication and understanding between the parties to ensure program success.

17.0   ASSIGNMENT
       Subject to the provisions of SBP, Section 25.0 below, Boeing and Seller agree that Boeing may, in its discretion, assign, in part or in whole, its purchasing obligations under the Agreement or any Order, as applicable, at the prices set forth in Attachment 1 thereof. Boeing reserves the right to rescind its assignment at anytime.

       Boeing's assignment of purchasing obligation includes scheduling, issuance of Order(s), receival and inspection of Products, acceptance or rejection of Products, payment for accepted Products, and ensuring conformance to the quality assurance system requirements.

       Boeing shall retain all other rights and obligations pursuant to the applicable terms and conditions. In addition, Boeing reserves the right, where necessary, to coordinate with and mediate between Seller and any assignee regarding such assignment.

                                     SCD SECTIONS

20.0   ADMINISTRATIVE AGREEMENTS
       The Administrative Agreement sets forth certain obligations of the parties relating to the administration of each Order, and such agreement is incorporated herein and made a part hereof by this reference.

21.0   GUARANTEED WEIGHT REQUIREMENTS
       Seller acknowledges the importance to Boeing of guaranteed weight requirements. Each Product shall strictly conform to the guaranteed weight requirement set forth in the applicable Specification. If a Product fails to conform to such guaranteed weight requirement, Boeing may reject delivery of any such Product and take any other action as set forth in GTA Section 8.3, or any other remedy available to Boeing under this Agreement, any Order and applicable law.

22.0   SUPPLIER DATA REQUIREMENTS
       Supplier shall provide to Boeing the documents listed in Attachments 6 and 7 hereto, which are incorporated herein and made a part hereof by this reference. Seller shall comply with the schedules listed in such Attachments.

24.0   SOFTWARE PROPRIETARY INFORMATION RIGHTS
       Seller hereby grants to Boeing a perpetual, nonexclusive, paid-up, worldwide license to reproduce, distribute copies of, perform publicly, display publicly, and make derivative works from software included in or provided with or for Products (Software) and related information and materials (Software Documentation) as reasonably required by Boeing in connection with (i) the testing, certification, use, sale, or support of a Product, or the manufacture, testing, certification, use, sale, or support of any aircraft including and/or utilizing a Product, or (ii) the design or acquisition of hardware or software intended to interface with Software. The license granted to Boeing under this Section 24.0, also includes the right to grant sublicenses to Customers as reasonably required in connection with Customers' operation, maintenance, overhaul, and modification of any aircraft including and/or utilizing Software. All copies and derivative works made pursuant to the foregoing license or any sublicense to a Customer will automatically become the property of Boeing or Customer, and Boeing agrees to preserve Seller's copyright notice thereon to the extent that such a notice was included with the original Software and/or Software Documentation. Seller acknowledges that Boeing is the owner of all Software and Software Documentation provided to or made by Boeing or Customers pursuant to the Agreement and this SBP and, Seller hereby authorizes Boeing and Customers to dispose of, and to authorize the disposal of, the possession of any and all Software by rental, lease or lending, or by any other act or practice in the nature of rental, lease, or lending.

EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the parties.

THE BOEING COMPANY                      PATS, Inc.
By and Through its Division
Boeing Commercial Airplane Group

Name:    /s/ [Illegible]                Name:  /s/ [Illegible]
      -----------------------------           -----------------------------
Title: Buyer                            Title: President
       ----------------------------            ----------------------------
Date: Feb. 17, 1998                     Date:  2/17/98
      -----------------------------           -----------------------------


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